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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): May 14, 2007


                            INGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


             Georgia                  000-28704               88-0429044
             -------                 -----------              ----------
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)        Identification Number)

 35193 Avenue "A", Suite-C, Yucaipa, California                 92399
 ----------------------------------------------                 -----
    (Address of principal executive offices)                  (Zip Code)

                                 (800) 259-9622
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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1.01 Entry into a Material Definitive Agreement

Ingen Technologies, Inc. ("Ingen") Chairman and CEO, Scott R. Sand, signed a new distribution agreement for Secure Balance(TM) with a Pennsylvania company, Physical Rehabilitation Management Services, Inc. The contract takes effect on June 1, 2007 and is an exclusive agreement for the United States and Canada. It provides for a 14% commission on the sale price of a Secure Balance(TM) system and the issuance of 500,000 shares of restricted Ingen stock over time until 13 systems are sold. Entry into this contract was necessary because of the termination of a similar contract with Secure Health, Inc. by Mr. Sand on May 14, 2007. The Secure Health contract was entered into on December 1, 2006.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 17, 2007           Ingen Technologies, Inc.


                                    By: /s/ Scott R. Sand
                                        -------------------------------------
                                        Scott R. Sand
                                        Chief Executive Officer and Chairman

TABLE OF EXHIBITS
(All Exhibits have been properly signed by the parties.
Original agreements are filed in our offices)


EXHIBIT NO.    DESCRIPTION

99.1 Distribution Agreement between Ingen Technologies, Inc. and Physical Rehabilitation Management Services, Inc., effective as of June 1, 2007.


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